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                                EXHIBIT 11
                       MODINE MANUFACTURING COMPANY
                     COMPUTATION OF PER SHARE EARNINGS
                 (In thousands, except per share amounts)

                                                     Three months ended June 26
                                                     --------------------------
                                                        1996            1995
                                                     ----------      ----------
Primary
   Weighted average shares outstanding                 29,780          29,680

   Share equivalents for period prior to
       exercise (options exercised)                         8              28

   Net shares issuable, assuming exercise
       of options using average market price
       and employing the treasury stock method            616             884
                                                      -------         -------

   Average common share and common
       share equivalents                               30,404          30,592
                                                      =======         =======

   Net earnings for the period                        $16,390         $15,983
                                                      =======         =======

   Net earnings per share of common stock               $0.54           $0.52
                                                      =======         =======
Fully Diluted
   Weighted average shares outstanding                 29,780          29,680

   Share equivalents for period prior to
       exercise (options exercised)                         8              28

   Net shares issuable, assuming exercise
       of options using ending market price
       (unless antidilutive) and employing
       the treasury stock method                          616             939
                                                      -------         -------

   Average common share and common
       share equivalents                               30,404          30,647
                                                      =======         =======

   Net earnings for the period                        $16,390         $15,983
                                                      =======         =======

   Net earnings per share of common stock               $0.54          $ 0.52
                                                      =======         =======
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